As filed with the Securities and Exchange Commission on March 17, 2010	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QuinStreet, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	77-0512121
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(650) 578-7700

(Address of principal executive offices) (Zip code)
2008 Equity Incentive Plan
2010 Equity Incentive Plan
2010 Non-Employee Directors’ Stock Award Plan

(Full title of the plan)
Douglas Valenti
Chief Executive Officer and Chairman
1051 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(650) 578-7700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Jodie Bourdet
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	12,255,358 shares	$9.6933 - $14.95	$121,855,454.37	$8,688.30

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) the weighted-average exercise price for outstanding options granted under the Registrant’s 2008 Equity Incentive Plan, and (b) the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on March 15, 2010). The chart below details the calculations of the registration fee:

		Offering Price Per		Aggregate Offering
Securities	Number of Shares	Share(2)(3)		Price
Shares issuable upon the exercise of outstanding options granted under the 2008 Equity Incentive Plan and the prior 1999 Equity Incentive Plan (which was amended and restated by the 2008 Equity Incentive Plan)	11,673,131	$9.6933	(2)(a)	$113,151,160.72
Shares reserved for future grant under the 2010 Equity Incentive Plan	282,227	$14.95	(2)(b)	$4,219,293.65
Shares reserved for future grant under the 2010 Non-Employee Directors’ Stock Award Plan	300,000	$14.95	(2)(b)	$4,485,000.00
Proposed Maximum Aggregate Offering Price				$121,855,454.37
Registration Fee				$8,688.30

(3)	Pursuant to the terms of the Registrant’s 2010 Equity Incentive Plan, any shares subject to outstanding options originally granted under the Registrant’s 2008 Equity Incentive Plan (or the 1999 Equity Incentive Plan prior to its amendment and restatement by the 2008 Equity Incentive Plan), that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to share awards granted under the Registrant’s 2010 Equity Incentive Plan.

PART I
ITEM 1. PLAN INFORMATION
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ITEM 4. DESCRIPTION OF SECURITIES
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9
EX-99.10
EX-99.11
EX-99.12
EX-99.13
EX-99.14

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.
     Not required to be filed with this Registration Statement.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
     Not required to be filed with this Registration Statement.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by QuinStreet, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) The Company’s prospectus filed on February 11, 2010 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-163228), which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.
     (b) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on February 9, 2010 (File No. 00-34628) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     (c) All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the Common Stock being offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward Kronish LLP, San Francisco, California. GC&H Investments LLC, an investment fund affiliated with Cooley Godward Kronish LLP, owns 36,671 shares of the Company’s common stock.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Company’s amended and restated certificate of incorporation eliminates the liability of the Company’s directors for monetary damages to the fullest extent permitted under the Delaware General Corporation Law. The Company’s amended and restated bylaws require the Company to indemnify its directors and executive officers to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow the Company to indemnify other officers, employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
     The Company has entered into indemnification agreements with its directors and executive officers, whereby the Company has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company.
     At present, there is no pending litigation or proceeding involving a director or officer of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.
     The Company maintains insurance policies that indemnify the Company’s directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS

Exhibit
Number		Description
3.1	(1)	Amended and Restated Certificate of Incorporation of QuinStreet, Inc.

3.2	(2)	Form of Amended and Restated Bylaws of QuinStreet, Inc.

4.1	(3)	Form of QuinStreet, Inc.’s Common Stock Certificate

4.2	(4)	Second Amended and Restated Investor Rights Agreement, by and between QuinStreet, Inc., Douglas Valenti and the investors listed on Schedule 1 thereto, dated May 28, 2003.

4.3		Reference is made to Exhibits 3.1 and 3.2.

5.1		Opinion of Cooley Godward Kronish llp

23.1		Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

99.1		QuinStreet, Inc. 1999 Equity Incentive Plan (governing options outstanding prior to the amendment and restatement by the 2008 Equity Incentive Plan).

99.2		Forms of Option Agreement and Option Grant Notice under 1999 Equity Incentive Plan, prior to its amendment and restatement by the 2008 Equity Incentive Plan (for non-executive officer employees).

Exhibit
Number	Description
99.3	Forms of Option Agreement and Option Grant Notice under 1999 Equity Incentive Plan, prior to its amendment and restatement by the 2008 Equity Incentive Plan (for executive officers).

99.4	Forms of Option Agreement and Option Grant Notice under 1999 Equity Incentive Plan, prior to its amendment and restatement by the 2008 Equity Incentive Plan (for non-employee directors).

99.5	QuinStreet, Inc. 2008 Equity Incentive Plan.

99.6	Forms of Option Agreement and Option Grant Notice under 2008 Equity Incentive Plan (for non-executive officer employees).

99.7	Forms of Option Agreement and Option Grant Notice under 2008 Equity Incentive Plan (for executive officers).

99.8	Forms of Option Agreement and Option Grant Notice under 2008 Equity Incentive Plan (for non-employee directors).

99.9	QuinStreet, Inc. 2010 Equity Incentive Plan.

99.10	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for non-executive officer employees).

99.11	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for executive officers).

99.12	QuinStreet, Inc. 2010 Non-Employee Directors’ Stock Award Plan.

99.13	Form of Option Agreement and Option Grant Notice for Initial Grants under the 2010 Non-Employee Directors’ Stock Award Plan.

99.14	Form of Option Agreement and Option Grant Notice for Annual Grants under the 2010 Non-Employee Directors’ Stock Award Plan.

(1)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 16th of March, 2010.

QuinStreet, Inc.
By:	/s/ Douglas Valenti
Douglas Valenti
Chief Executive Officer and Chairman

POWER OF ATTORNEY
          Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Douglas Valenti, and Kenneth Hahn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Valenti	Chief Executive Officer and Chairman	March 16, 2010
Douglas Valenti	(Principal Executive Officer)

/s/ Kenneth Hahn	Chief Financial Officer	March 16, 2010
Kenneth Hahn	(Principal Financial and Accounting Officer)

/s/ William Bradley William Bradley	Director	March 16, 2010

/s/ John G. McDonald John G. McDonald	Director	March 16, 2010

/s/ Gregory Sands Gregory Sands	Director	March 16, 2010

/s/ James Simons James Simons	Director	March 16, 2010

Signature	Title	Date

/s/ Glenn Solomon Glenn Solomon	Director	March 16, 2010

/s/ Dana Stalder Dana Stalder	Director	March 16, 2010

EXHIBIT INDEX

Exhibit
Number		Description
3.1	(1)	Amended and Restated Certificate of Incorporation of QuinStreet, Inc.

3.2	(2)	Form of Amended and Restated Bylaws of QuinStreet, Inc.

4.1	(3)	Form of QuinStreet, Inc.’s Common Stock Certificate

4.2	(4)	Second Amended and Restated Investor Rights Agreement, by and between QuinStreet, Inc., Douglas Valenti and the investors listed on Schedule 1 thereto, dated May 28, 2003.

4.3		Reference is made to Exhibits 3.1 and 3.2.

5.1		Opinion of Cooley Godward Kronish llp

23.1		Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

99.1		QuinStreet, Inc. 1999 Equity Incentive Plan (governing options outstanding prior to the amendment and restatement by the 2008 Equity Incentive Plan).

99.2		Forms of Option Agreement and Option Grant Notice under 1999 Equity Incentive Plan, prior to its amendment and restatement by the 2008 Equity Incentive Plan (for non-executive officer employees).

99.3		Forms of Option Agreement and Option Grant Notice under 1999 Equity Incentive Plan, prior to its amendment and restatement by the 2008 Equity Incentive Plan (for executive officers).

99.4		Forms of Option Agreement and Option Grant Notice under 1999 Equity Incentive Plan, prior to its amendment and restatement by the 2008 Equity Incentive Plan (for non-employee directors).

99.5		QuinStreet, Inc. 2008 Equity Incentive Plan.

99.6		Forms of Option Agreement and Option Grant Notice under 2008 Equity Incentive Plan (for non-executive officer employees).

99.7		Forms of Option Agreement and Option Grant Notice under 2008 Equity Incentive Plan (for executive officers).

99.8		Forms of Option Agreement and Option Grant Notice under 2008 Equity Incentive Plan (for non-employee directors).

99.9		QuinStreet, Inc. 2010 Equity Incentive Plan.

99.10		Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for non-executive officer employees).

Exhibit
Number	Description
99.11	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for executive officers).

99.12	QuinStreet, Inc. 2010 Non-Employee Directors’ Stock Award Plan.

99.13	Form of Option Agreement and Option Grant Notice for Initial Grants under the 2010 Non-Employee Directors’ Stock Award Plan.

99.14	Form of Option Agreement and Option Grant Notice for Annual Grants under the 2010 Non-Employee Directors’ Stock Award Plan.

(1)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.

(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-163228), originally filed with the Securities and Exchange Commission on November 19, 2009, and incorporated herein by reference.